NUMBER
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ZJK Industrial Co., Ltd.

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

$0.000016666667 PAR VALUE CLASS A ORDINARY SHARES

SHARES
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CUSIP G98Y9E102

CLASS A
ORDINARY SHARES

THIS CERTIFIES THAT * SPECIMEN *

Is The Owner of ******

FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS A ORDINARY SHARES OF
ZJK Industrial Co., Ltd.

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Dated: ******

COUNTERSIGNED AND REGISTERED:
VSTOCK TRANSFER, LLC
Transfer Agent and Registrar

By:______________________________
AUTHORIZED SIGNATURE

Chief Executive Officer